Pricing Supplement dated September 25, 2008 (To the Prospectus dated January 5, 2007; Prospectus Supplement dated February 28, 2007; and Product Prospectus Supplement dated February 28, 2008)

$2,779,000 Reverse Convertible Notes, each Linked to the Common Stock of a Single Reference Stock Issuer

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:
This pricing supplement relates to Twenty-Three (23) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered hereby are collectively referred to as the “Notes”.  Some of the Notes have a duration of three months (“Three Month Notes”), some of six months (“Six Month Notes”), and some of twelve months (“Twelve Month Notes”). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series C

Pricing Date:	September 25, 2008

Issuance Date:	September 30, 2008

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Deposit Currency	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date (s):	The coupon will be paid on the last business day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

Valuation Date:	December 26, 2008

Maturity Date:	December 31, 2008

Six Month Notes:

Valuation Date:	March 26, 2009

Maturity Date:	March 31, 2009

Twelve Month Notes:

Valuation Date:	September 25, 2009

Maturity Date:	September 30, 2009

Reference Stock:

No.	Principal Amount	Reference Stock	Ticker	Coupon Rate	Strike Price	Barrier Price	Term	Monitoring Method	CUSIP

948	$234,000	Apple Inc.	AAPL	22.00%	$109.96	$87.97	3 month	Close of Trading Day	78008GPP1

949	$77,000	Caterpillar Inc.	CAT	11.00%	$61.46	$52.24	3 month	Close of Trading Day	78008GPQ9

950	$55,000	Diamond Offshore Drilling, Inc.	DO	10.55%	$101.67	$76.25	3 month	Close of Trading Day	78008GPR7

951	$265,000	First Solar, Inc.	FSLR	20.25%	$188.85	$132.20	3 month	Close of Trading Day	78008GPS5

952	$40,000	Goldcorp, Inc.	GG	11.75%	$32.82	$22.97	3 month	Close of Trading Day	78008GPT3

953	$65,000	General Motors Corporation	GM	22.25%	$9.75	$6.34	3 month	Close of Trading Day	78008GPU0

954	$63,000	Southwest Airlines Co.	LUV	9.75%	$14.72	$11.04	3 month	Close of Trading Day	78008GPV8

955	$71,000	The Mosaic Company	MOS	21.15%	$68.96	$48.27	3 month	Close of Trading Day	78008GPW6

957	$132,000	Research In Motion Limited	RIMM	25.00%	$66.40	$49.80	3 month	Close of Trading Day	78008GPY2

960	$661,000	Wells Fargo & Company	WFC	29.85%	$37.97	$28.48	3 month	Close of Trading Day	78008GQB1

962	$29,000	Apple Inc.	AAPL	14.50%	$109.96	$82.47	6 month	Close of Trading Day	78008GQD7

964	$25,000	The Boeing Company	BA	13.25%	$56.81	$45.45	6 month	Close of Trading Day	78008GQF2

967	$35,000	The Goldman Sachs Group, Inc.	GS	15.80%	$128.65	$96.49	6 month	Close of Trading Day	78008GQJ4

968	$70,000	Halliburton Company	HAL	9.00%	$31.23	$23.42	6 month	Close of Trading Day	78008GQK1

970	$115,000	Intel Corporation	INTC	13.50%	$18.34	$14.67	6 month	Close of Trading Day	78008GQM7

971	$149,000	JPMorgan Chase & Co.	JPM	14.25%	$46.59	$30.28	6 month	Close of Trading Day	78008GQN5

978	$116,000	Wells Fargo & Company	WFC	13.75%	$37.97	$22.78	6 month	Close of Trading Day	78008GQV7

979	$50,000	American Express Company	AXP	11.75%	$37.13	$24.13	12 month	Close of Trading Day	78008GQW5

980	$35,000	Bank of America Corporation	BAC	15.15%	$35.33	$21.20	12 month	Close of Trading Day	78008GQX3

981	$147,000	Peabody Energy Corporation	BTU	14.25%	$42.36	$25.42	12 month	Close of Trading Day	78008GQY1

982	$83,000	Chesapeake Energy Corporation	CHK	11.00%	$33.80	$20.28	12 month	Close of Trading Day	78008GQZ8

984	$100,000	JPMorgan Chase & Co.	JPM	13.50%	$46.59	$32.61	12 month	Close of Trading Day	78008GRB0

985	$162,000	Microsoft Corporation	MSFT	8.25%	$26.71	$21.37	12 month	Close of Trading Day	78008GRC8

Term:	As set forth above

Initial Share Price:	The price of the Reference Stock on the Pricing Date.

Final Share Price:	The price of the Reference Stock on the Valuation Date.

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) (a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

(b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the Valuation Date

Monitoring Method:	As set forth above

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price.  If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:	The Bank of New York

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note
All of the terms appearing above the item captioned “Secondary Market” on the cover page of this pricing supplement and the terms appearing under the caption “Specific Terms of the Reverse Convertible Notes” in the product supplement with respect to reverse convertible notes dated February 28, 2008.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-1 of the prospectus supplement dated February 28, 2007 and “Additional Risk Factors Specific To Your Notes” beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and “Selected Risk Considerations” in this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.25%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.25%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.625%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
RevCon# 948	100%	1.500%	98.500%
	$234,000	$3,510.00	$230,490.00

RevCon# 949	100%	1.500%	98.500%
	$77,000	$1,155.00	$75,845.00

RevCon# 950	100%	1.500%	98.500%
	$55,000	$825.00	$54,175.00

RevCon# 951	100%	1.250%	98.750%
	$265,000	$3,312.50	$261,687.50

RevCon# 952	100%	1.500%	98.500%
	$40,000	$600.00	$39,400.00

RevCon# 953	100%	1.500%	98.500%
	$65,000	$975.00	$64,025.00

RevCon# 954	100%	1.250%	98.750%
	$63,000	$787.50	$62,212.50

RevCon# 955	100%	1.500%	98.500%
	$71,000	$1,065.00	$69,935.00

RevCon# 957	100%	1.500%	98.500%
	$132,000	$1,980.00	$130,020.00

RevCon# 960	100%	1.500%	98.500%
	$661,000	$9,915.00	$651,085.00

RevCon# 962	100%	1.750%	98.250%
	$29,000	$507.50	$28,492.50

RevCon# 964	100%	1.750%	98.250%
	$25,000	$437.50	$24,562.50

RevCon# 967	100%	1.750%	98.250%
	$35,000	$612.50	$34,387.50

RevCon# 968	100%	1.750%	98.250%
	$70,000	$1,225.00	$68,775.00

RevCon# 970	100%	1.750%	98.250%
	$115,000	$2,012.50	$112,987.50

RevCon# 971	100%	1.750%	98.250%
	$149,000	$2,607.50	$146,392.50

RevCon# 978	100%	1.750%	98.250%
	$116,000	$2,030.00	$113,970.00

RevCon# 979	100%	2.00%	98.00%
	$50,000	$1,000.00	$49,000.00

RevCon# 980	100%	2.625%	97.375%
	$35,000	$918.75	$4,081.25

RevCon# 981	100%	2.625%	97.375%
	$147,000	$3,858.75	$143,141.25

RevCon# 982	100%	2.500%	97.500%
	$83,000	$2,075.00	$80,925.00

RevCon# 984	100%	2.000%	98.000%
	$100,000	$2,000.00	$98,000.00

RevCon# 985	100%	2.500%	97.500%
	$162,000	$4,050.00	$157,950.00

RBC Capital Markets Corporation
September 25, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part.  This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated February 28, 2007 and “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/o34295e424b3.htm

•	Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/o35030e424b3.htm

•	Product Prospectus Supplement dated February 28, 2008:
http://sec.gov/Archives/edgar/data/1000275/000121465908000498/f22780424b5.txt

Our SEC file number is 333-139359.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only.  Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance.  The hypothetical terms do not represent the terms of an actual Note.  The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column.  We have assumed a Barrier Price of 80%.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events.  The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period.  The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period.  The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock).  The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price.  The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

Hypothetical Final Share Price as Percentage of Initial Share Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Hypothetical Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Hypothetical Payment at Maturity as Percentage of Principal Amount	Hypothetical Physical Delivery Amount as Number of Shares of the Reference Stock	Hypothetical Cash Delivery Amount as Percentage of Principal Amount
200.00%	100.00%	100.00%	n/a	n/a
175.00%	100.00%	100.00%	n/a	n/a
150.00%	100.00%	100.00%	n/a	n/a
125.00%	100.00%	100.00%	n/a	n/a
100.00%	100.00%	100.00%	n/a	n/a
95.00%	100.00%	Physical or Cash Delivery Amount	10	95.00%
90.00%	100.00%	Physical or Cash Delivery Amount	10	90.00%
85.00%	100.00%	Physical or Cash Delivery Amount	10	85.00%
80.00%	100.00%	Physical or Cash Delivery Amount	10	80.00%
79.50%	n/a	Physical or Cash Delivery Amount	10	79.50%
50.00%	n/a	Physical or Cash Delivery Amount	10	50.00%
25.00%	n/a	Physical or Cash Delivery Amount	10	25.00%
0.00%	n/a	Physical or Cash Delivery Amount	10	0.00%

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous.  The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of Federal Income Tax Consequences” in the accompanying product prospectus supplement dated February 28, 2008.

Selected Purchase Considerations

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Reverse Convertible Notes—Consequences of Market Disruption Events” in the product prospectus supplement dated February 28, 2008.

•	Principal At Risk — Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

•	Certain U.S. Federal Income Tax Considerations:

•
RevCon 78008GPP1 (AAPL):  3.76% of each stated interest payment (22.00% in total) will be treated as an interest payment and 18.24% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPQ9 (CAT):  3.76% of each stated interest payment (11.00% in total) will be treated as an interest payment and 7.24% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPR7 (DO):  3.76% of each stated interest payment (10.55% in total) will be treated as an interest payment and 6.79% of each stated interest payment (10.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPS5 (FSLR):  3.76% of each stated interest payment (20.25% in total) will be treated as an interest payment and 16.49% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPT3 (GG):  3.76% of each stated interest payment (11.75% in total) will be treated as an interest payment and 7.99% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPU0 (GM):  3.76% of each stated interest payment (22.25% in total) will be treated as an interest payment and 18.49% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPV8 (LUV):  3.76% of each stated interest payment (9.75% in total) will be treated as an interest payment and 5.99% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPW6 (MOS):  3.76% of each stated interest payment (21.15% in total) will be treated as an interest payment and 17.39% of each stated interest payment (21.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GPY2 (RIMM):  3.76% of each stated interest payment (25.00% in total) will be treated as an interest payment and 21.24% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQB1 (WFC):  3.76% of each stated interest payment (29.85% in total) will be treated as an interest payment and 26.09% of each stated interest payment (29.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQD7 (AAPL):  3.88% of each stated interest payment (14.50% in total) will be treated as an interest payment and 10.62% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQF2 (BA):  3.88% of each stated interest payment (13.25% in total) will be treated as an interest payment and 9.37% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQJ4 (GS):  3.88% of each stated interest payment (15.80% in total) will be treated as an interest payment and 11.92% of each stated interest payment (15.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQK1 (HAL):  3.88% of each stated interest payment (9.00% in total) will be treated as an interest payment and 5.12% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQM7 (INTC):  3.88% of each stated interest payment (13.50% in total) will be treated as an interest payment and 9.62% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQN5 (JPM):  3.88% of each stated interest payment (14.25% in total) will be treated as an interest payment and 10.37% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQV7 (WFC):  3.88% of each stated interest payment (13.75% in total) will be treated as an interest payment and 9.87% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQW5 (AXP):  3.89% of each stated interest payment (11.75% in total) will be treated as an interest payment and 7.86% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQX3 (BAC):  3.89% of each stated interest payment (15.15% in total) will be treated as an interest payment and 11.26% of each stated interest payment (15.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQY1 (BTU):  3.89% of each stated interest payment (14.25% in total) will be treated as an interest payment and 10.36% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GQZ8 (CHK):  3.89% of each stated interest payment (11.00% in total) will be treated as an interest payment and 7.11% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GRB0 (JPM):  3.89% of each stated interest payment (13.50% in total) will be treated as an interest payment and 9.61% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008GRC8 (MSFT):  3.89% of each stated interest payment (8.25% in total) will be treated as an interest payment and 4.36% of each stated interest payment (8.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement dated February 28, 2008.  In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

•
You May Lose Some or All of Your Principal Amount — You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly.  If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

•
The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Apple Inc. designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

•
American Express Company (American Express) is a global payments and travel company. The Company's principal products and services are charge and credit payment card products, and travel-related services offered to consumers and businesses around the world. During the year ended December 31, 2007, the Company realigned its reportable operating segments into two: the Global Consumer Group and the Global Business-to-Business Group. Accordingly, U.S. Card Services and International Card Services were aligned within the Global Consumer Group, and Global Commercial Services (GCS) and Global Network & Merchant Services (GNMS) were aligned within the Global Business-to-Business Group. In February 2008, the Company announced that it has completed the sale of its international banking subsidiary, American Express Bank Ltd. (AEB), to Standard Chartered PLC.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

•
The Boeing Company (Boeing) is involved in the design, development, manufacture, sale and support of commercial jetliners, military aircraft, satellites, missile defense, human space flight, and launch systems and services. The Company operates in five principal segments: Commercial Airplanes, Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS), Support Systems and Boeing Capital Corporation (BCC). PE&MS, N&SS and Support Systems comprise the Company's Integrated Defense Systems (IDS) business. The Other segment classification principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on technologies, processes and the creation of new products. On July 8, 2007, Boeing unveiled its lightweight, carbon-composite 787 Dreamliner. In September 2008, the Company launched a division within its Integrated Defense Systems (IDS) business.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00442

•
Bank of America Corporation is a bank holding company. Through its banking subsidiaries (the Banks) and various non-banking subsidiaries throughout the United States and in selected international markets, Bank of America provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. The Company operates in 32 states, the District of Columbia and 30 foreign countries. In the United States, it serves 59 million consumer and small business relationships with 6,100 retail banking offices, 18,500 automated teller machines (ATMs) and 24 million active online users. It offers services in 13 states. In October 2007, it acquired ABN AMRO North America Holding Company. In July 2007, it acquired U.S. Trust Corporation. In July 2008, Bank of America acquired Countrywide Financial Corp.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

•
Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

•
Caterpillar Inc. operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

•
Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In August 2008, Chesapeake announced that it has closed the sale of its Arkoma Basin Woodford Shale assets to BP America Inc.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

•
Diamond Offshore Drilling, Inc. (Diamond Offshore) provides contract drilling services to the energy industry worldwide and is also engaged in deepwater drilling with a fleet of 44 offshore drilling rigs. The Company's fleet consists of 30 semisubmersibles, 13 jack-ups and one drillship. The Company offers a range of services worldwide in various markets, including the deep water, harsh environment, conventional semisubmersible and jack-up markets. The Company provides offshore drilling services to a customer base that includes independent oil and gas companies and government-owned oil companies.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13926

•
First Solar, Inc. designs and manufactures solar modules using a thin film semiconductor technology. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. It has long-term solar module supply contracts (the Long Term Supply Contracts) with 12 European project developers and system integrators. Its customers develops, owns and operates solar power plants or sells turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

•
Goldcorp Inc. (Goldcorp) is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. The Company's assets are comprised of the Red Lake, Porcupine and Musselwhite gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the San Martin gold mine in Honduras, the Marigold gold mine (67% interest) and the Wharf gold mine in the United States. On July 24, 2007, Goldcorp sold 25% of the silver produced from its Penasquito project to Silver Wheaton for the life of mine. On January 31, 2007, Goldcorp completed the sale of the San Martin mine in Mexico to Starcore International Ventures Ltd. (Starcore). In September 2008, Goldcorp had completed the acquisition of Gold Eagle Mines Ltd.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

•
General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

•
The Goldman Sachs Group, Inc. (Goldman Sachs) is a global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments: Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking and Asset Management and Securities Services each represented 16% of net revenues during the fiscal year ended November 30, 2007 (fiscal 2007). Trading and Principal Investments represented 68% of net revenues in fiscal 2007. On December 11, 2007, Credit-Based Asset Servicing and Securitization LLC, a sub-prime mortgage investor, sold its Litton Loan Servicing business to Goldman Sachs. In June 2008, the Company's division, Goldman Sachs Urban Investment Group, and Cordova, Smart & Williams, LLC announced the acquisition of H2O Plus, LLC.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

•
Halliburton Company provides a variety of services and products to customers in the energy industry. The Company operates under two divisions: the Completion and Production segment, and the Drilling and Evaluation segment. It offers a suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. Halliburton Company serves national and independent oil and gas companies throughout the world. In July 2007, the Company acquired the entire share capital of PSL Energy Services Limited (PSLES), an eastern hemisphere provider of process, pipeline, and well intervention services. PSLES has operational bases in the United Kingdom, Norway, the Middle East, Azerbaijan, Algeria and Asia Pacific. In January 2007, Halliburton Company acquired all intellectual property, current assets and existing business associated with Calgary-based Ultraline Services Corporation (Ultraline), a division of Savanna Energy Services Corp.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03492

•
Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217

•
JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

•
Southwest Airlines Co. (Southwest) is a passenger airline that provides scheduled air transportation in the United States. As of December 31, 2007, the Company operated 520 Boeing 737 aircraft and provided service to 64 cities in 32 states throughout the United States. The Company focuses principally on point-to-point service, rather than hub-and-spoke service. As of December 31, 2007, Southwest served 411 non-stop city pairs. Approximately 78% of the Company's customers fly non stop. Southwest predominantly serves short-haul routes with high frequencies. It complements this service with more medium to long-haul routes, including transcontinental service.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07259

•
The Mosaic Company (Mosaic) is a producer of phosphate and potash crop nutrients for the agricultural industry. The Company operates its business through three business segments: phosphates, potash and offshore. The Phosphates segment produce phosphate fertilizer and feed phosphate which are used in crop nutrients and animal feed ingredients, respectively. The principal inputs used in crop nutrients production are phosphate rock, sulfur and ammonia. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. As of May 31, 2008, Cargill, Incorporated owned approximately 64.4% of the Company's interest. As of May 31, 2008, the Company had a 50% interest in Saskferco Products Inc.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

•
Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

•
Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

•
Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

Historical Information

The graphs below set forth the historical performances of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2005, 2006 and 2007, the first and second quarter of 2008 as well as for the period from July 1, 2008 through September 25, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date.  We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	45.44	31.3	41.67
04/01/2005	06/30/2005	44.45	33.11	36.81
07/01/2005	09/30/2005	54.56	36.29	53.61
10/01/2005	12/30/2005	75.46	47.87	71.89

01/01/2006	03/31/2006	86.4	57.67	62.72
04/01/2006	06/30/2006	73.8	55.41	57.27
07/01/2006	09/29/2006	77.78	50.16	76.98
10/01/2006	12/29/2006	93.159	72.6	84.84

01/01/2007	03/30/2007	97.8	81.9	92.91
04/01/2007	06/29/2007	127.61	89.6	122.04
07/01/2007	09/28/2007	155	111.62	153.47
10/01/2007	12/31/2007	202.96	150.63	198.08

01/01/2008	03/31/2008	200.26	115.44	143.5
04/01/2008	06/30/2008	192.24	143.61	167.44
07/01/2008	09/25/2008	180.91	120.68	131.93

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	50.7965	43.7762	44.9666
04/01/2005	06/30/2005	48.7569	43.3385	46.5948
07/01/2005	09/30/2005	52.0832	45.7807	50.28
10/01/2005	12/30/2005	53.06	46.59	51.46

01/01/2006	03/31/2006	55	51.05	52.55
04/01/2006	06/30/2006	54.91	50.92	53.22
07/01/2006	09/29/2006	56.19	49.73	56.08
10/01/2006	12/29/2006	62.5	55	60.67

01/01/2007	03/30/2007	61.9	53.91	56.4
04/01/2007	06/29/2007	65.24	55.34	61.18
07/01/2007	09/28/2007	65.89	55.5	59.37
10/01/2007	12/31/2007	63.63	50.37	52.02

01/01/2008	03/31/2008	52.32	39.5	43.72
04/01/2008	06/30/2008	52.63	37.61	37.67
07/01/2008	09/25/2008	42.5	31.68	37.83

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day P rice of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	58.94	49.52	58.46
04/01/2005	06/30/2005	66.85	56.22	66
07/01/2005	09/30/2005	68.38	62.01	67.95
10/01/2005	12/30/2005	72.4	63.7	70.24

01/01/2006	03/31/2006	79.5	65.9	77.93
04/01/2006	06/30/2006	89.58	76.4	81.91
07/01/2006	09/29/2006	84.06	72.13	78.85
10/01/2006	12/29/2006	92.05	77.77	88.84

01/01/2007	03/30/2007	92.24	84.6	88.91
04/01/2007	06/29/2007	101.45	88.08	96.16
07/01/2007	09/28/2007	107.83	90.08	104.99
10/01/2007	12/31/2007	107.15	85.55	87.46

01/01/2008	03/31/2008	87.8399	71.585	74.37
04/01/2008	06/30/2008	88.29	65.55	65.72
07/01/2008	09/25/2008	69.5	54.2	57.42

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	47.2	43.4	44.1
04/01/2005	06/30/2005	47.44	43.47	45.61
07/01/2005	09/30/2005	46.05	41.13	42.1
10/01/2005	12/30/2005	47.25	41.38	46.15

01/01/2006	03/31/2006	47.24	42.75	45.54
04/01/2006	06/30/2006	50.5	45.26	48.1
07/01/2006	09/29/2006	54	47.59	53.57
10/01/2006	12/29/2006	55.08	51.32	53.39

01/01/2007	03/30/2007	54.21	48.36	51.02
04/01/2007	06/29/2007	52.2	48.55	48.89
07/01/2007	09/28/2007	52.78	46.52	50.27
10/01/2007	12/31/2007	52.96	40.61	41.26

01/01/2008	03/31/2008	45.08	33.12	37.91
04/01/2008	06/30/2008	41.8641	22.44	23.87
07/01/2008	09/25/2008	39.5	18.44	34.37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	23.8459	17.2009	21.7019
04/01/2005	06/30/2005	26.4252	18.4204	24.3608
07/01/2005	09/30/2005	40.2814	24.3467	39.4856
10/01/2005	12/30/2005	40.7027	32.9695	38.5822

01/01/2006	03/31/2006	49.185	38.6056	47.1955
04/01/2006	06/30/2006	71.4252	43.8251	52.195
07/01/2006	09/29/2006	56.0804	30.8395	34.4347
10/01/2006	12/29/2006	45.4916	31.8787	37.8332

01/01/2007	03/30/2007	41.756	33.8916	37.674
04/01/2007	06/29/2007	52.2044	37.4119	45.295
07/01/2007	09/28/2007	47.7385	35.9701	44.8175
10/01/2007	12/31/2007	62.55	44.4898	61.64

01/01/2008	03/31/2008	63.97	42.05	51
04/01/2008	06/30/2008	88.69	49.38	88.05
07/01/2008	09/25/2008	88.39	45.04	50.18

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	49.98	43.2	45.72
04/01/2005	06/30/2005	51.49	41.305	47.655
07/01/2005	09/30/2005	59.88	47.425	58.75
10/01/2005	12/30/2005	59.84	48.25	57.77

01/01/2006	03/31/2006	77.21	57.05	71.81
04/01/2006	06/30/2006	82.03	64.41	74.48
07/01/2006	09/29/2006	75.43	62.09	65.8
10/01/2006	12/29/2006	70.92	58.82	61.33

01/01/2007	03/30/2007	68.43	57.98	67.03
04/01/2007	06/29/2007	82.89	65.86	78.3
07/01/2007	09/28/2007	87	70.59	78.43
10/01/2007	12/31/2007	82.74	67	72.56

01/01/2008	03/31/2008	78.63	59.6	78.29
04/01/2008	06/30/2008	85.96	72.56	73.82
07/01/2008	09/25/2008	75.87	60.04	61.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	23.65	15.06	21.94
04/01/2005	06/30/2005	24	17.74	22.8
07/01/2005	09/30/2005	38.98	22.9	38.25
10/01/2005	12/30/2005	40.2	26.59	31.73

01/01/2006	03/31/2006	35.57	27.75	31.41
04/01/2006	06/30/2006	33.79	26.81	30.25
07/01/2006	09/29/2006	33.76	28.06	28.98
10/01/2006	12/29/2006	34.27	27.9	29.05

01/01/2007	03/30/2007	31.83	27.27	30.88
04/01/2007	06/29/2007	37.75	30.88	34.6
07/01/2007	09/28/2007	37.55	31.38	35.26
10/01/2007	12/31/2007	41.19	34.9	39.2

01/01/2008	03/31/2008	49.87	34.42	46.15
04/01/2008	06/30/2008	68.1	45.25	65.96
07/01/2008	09/25/2008	74	35.3	40.43

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	52.42	37.91	49.9
04/01/2005	06/30/2005	57.45	39.66	53.43
07/01/2005	09/30/2005	62.55	51.24	61.25
10/01/2005	12/30/2005	71.97	50.6215	69.56

01/01/2006	03/31/2006	91.29	70.05	89.5
04/01/2006	06/30/2006	97.9	72.14	83.93
07/01/2006	09/29/2006	86.16	66.63	72.37
10/01/2006	12/29/2006	85.02	62.26	79.94

01/01/2007	03/30/2007	87.9	73.5	80.95
04/01/2007	06/29/2007	107.29	80.63	101.56
07/01/2007	09/28/2007	115.75	86.06	113.29
10/01/2007	12/31/2007	149.3	103.36	142

01/01/2008	03/31/2008	142.37	102.89	116.4
04/01/2008	06/30/2008	147.77	113.29	139.14
07/01/2008	09/25/2008	143.31	95.94	114.78

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

10/01/2006	12/29/2006	30	20	29.84

01/01/2007	03/30/2007	59.88	27.54	52.01
04/01/2007	06/29/2007	91.1	52.08	89.29
07/01/2007	09/28/2007	123.21	74.77	117.7399
10/01/2007	12/31/2007	283	119.91	267.14

01/01/2008	03/31/2008	272.7899	143.3101	231.14
04/01/2008	06/30/2008	317	232.2	272.82
07/01/2008	09/25/2008	301.3	186.82	221.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	15.51	12.85	14.21
04/01/2005	06/30/2005	16.1	12.04	15.78
07/01/2005	09/30/2005	21.06	15.01	20.04
10/01/2005	12/30/2005	22.78	17.49	22.28

01/01/2006	03/31/2006	30.44	22.28	29.25
04/01/2006	06/30/2006	41.66	24.07	30.22
07/01/2006	09/29/2006	31.59	21.63	23.6
10/01/2006	12/29/2006	31.47	20.35	28.44

01/01/2007	03/30/2007	29.49	23.01	24.02
04/01/2007	06/29/2007	26.93	22.36	23.69
07/01/2007	09/28/2007	30.99	21	30.56
10/01/2007	12/31/2007	38.11	29.25	33.93

01/01/2008	03/31/2008	46.3	31.86	38.75
04/01/2008	06/30/2008	47.75	33.83	46.17
07/01/2008	09/25/2008	52.65	24.72	34.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	40.8	27.98	29.39
04/01/2005	06/30/2005	36.65	24.67	34
07/01/2005	09/30/2005	37.7	30.21	30.61
10/01/2005	12/30/2005	31.5	18.33	19.42

01/01/2006	03/31/2006	24.6	18.47	21.27
04/01/2006	06/30/2006	30.56	19	29.79
07/01/2006	09/29/2006	33.64	27.12	33.26
10/01/2006	12/29/2006	36.56	28.49	30.72

01/01/2007	03/30/2007	37.24	28.81	30.64
04/01/2007	06/29/2007	38.66	28.86	37.8
07/01/2007	09/28/2007	38.27	29.1	36.7
10/01/2007	12/31/2007	43.2	24.5	24.89

01/01/2008	03/31/2008	29.28	17.47	19.05
04/01/2008	06/30/2008	24.24	10.57	11.5
07/01/2008	09/25/2008	16.345	8.81	10.03

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	113.93	101.79	109.99
04/01/2005	06/30/2005	114.25	94.75	102.02
07/01/2005	09/30/2005	121.7	102.02	121.58
10/01/2005	12/30/2005	134.99	110.23	127.71

01/01/2006	03/31/2006	159.63	124.23	156.96
04/01/2006	06/30/2006	169.31	136.79	150.43
07/01/2006	09/29/2006	171.15	138.97	169.17
10/01/2006	12/29/2006	206.7	168.51	199.35

01/01/2007	03/30/2007	222.75	189.85	206.63
04/01/2007	06/29/2007	233.97	203.29	216.75
07/01/2007	09/28/2007	225.77	157.38	216.74
10/01/2007	12/31/2007	250.7	196.9	215.05

01/01/2008	03/31/2008	215.05	140.27	165.39
04/01/2008	06/30/2008	203.39	161.21	174.9
07/01/2008	09/25/2008	190.04	85.88	135.5

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	22.645	18.59	21.625
04/01/2005	06/30/2005	24.695	19.825	23.91
07/01/2005	09/30/2005	34.89	22.88	34.26
10/01/2005	12/30/2005	34.685	27.35	30.98

01/01/2006	03/31/2006	41.195	31.35	36.51
04/01/2006	06/30/2006	41.985	33.925	37.105
07/01/2006	09/29/2006	37.93	27.35	28.45
10/01/2006	12/29/2006	34.3	26.33	31.05

01/01/2007	03/30/2007	32.72	27.65	31.74
04/01/2007	06/29/2007	37.2	30.99	34.5
07/01/2007	09/28/2007	39.17	30.81	38.4
10/01/2007	12/31/2007	41.95	34.42	37.91

01/01/2008	03/31/2008	39.98	30	39.33
04/01/2008	06/30/2008	53.97	38.56	53.07
07/01/2008	09/25/2008	55.38	32.72	34.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	25.47	21.89	23.23
04/01/2005	06/30/2005	28	21.94	26.02
07/01/2005	09/30/2005	28.84	23.8	24.65
10/01/2005	12/30/2005	27.4901	22.53	24.96

01/01/2006	03/31/2006	26.63	19.31	19.46
04/01/2006	06/30/2006	20.27	16.75	19
07/01/2006	09/29/2006	20.95	16.84	20.57
10/01/2006	12/29/2006	22.5	20.03	20.25

01/01/2007	03/30/2007	22.3	18.75	19.13
04/01/2007	06/29/2007	24.45	19.03	23.7399
07/01/2007	09/28/2007	26.52	22.09	25.86
10/01/2007	12/31/2007	27.99	24.32	26.66

01/01/2008	03/31/2008	26.34	18.05	21.18
04/01/2008	06/30/2008	25.29	20.5	21.48
07/01/2008	09/25/2008	24.75	17.91	18.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	39.69	34.32	34.6
04/01/2005	06/30/2005	36.5	33.35	35.32
07/01/2005	09/30/2005	35.95	33.31	33.93
10/01/2005	12/30/2005	40.56	32.92	39.69

01/01/2006	03/31/2006	42.43	37.88	41.64
04/01/2006	06/30/2006	46.8	39.33	42
07/01/2006	09/29/2006	47.49	40.4	46.96
10/01/2006	12/29/2006	49	45.51	48.3

01/01/2007	03/30/2007	51.95	45.91	48.38
04/01/2007	06/29/2007	53.25	47.7	48.45
07/01/2007	09/28/2007	50.48	42.16	45.82
10/01/2007	12/31/2007	48.02	40.15	43.65

01/01/2008	03/31/2008	49.29	36.01	42.95
04/01/2008	06/30/2008	49.95	33.96	34.31
07/01/2008	09/25/2008	48	29.24	43.46

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	16.45	13.6	14.24
04/01/2005	06/30/2005	15.5	13.56	13.93
07/01/2005	09/30/2005	14.85	13.05	14.85
10/01/2005	12/30/2005	16.95	14.54	16.43

01/01/2006	03/31/2006	18.1	15.51	17.99
04/01/2006	06/30/2006	18.2	15.1	16.37
07/01/2006	09/29/2006	18.2	15.66	16.66
10/01/2006	12/29/2006	17.03	14.61	15.32

01/01/2007	03/30/2007	16.58	14.5	14.7
04/01/2007	06/29/2007	15.9	14.03	14.91
07/01/2007	09/28/2007	16.96	14.21	14.8
10/01/2007	12/31/2007	15.06	12.12	12.2

01/01/2008	03/31/2008	13.1	11.02	12.4
04/01/2008	06/30/2008	14.89	11.75	13.04
07/01/2008	09/25/2008	16.77	12.68	14.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	17.42	14.59	17.06
04/01/2005	06/30/2005	17.16	12.36	15.56
07/01/2005	09/30/2005	17.99	15.11	16.02
10/01/2005	12/30/2005	15.62	12.5	14.63

01/01/2006	03/31/2006	17.14	13.78	14.35
04/01/2006	06/30/2006	17.28	13.31	15.65
07/01/2006	09/29/2006	17.13	14.03	16.9
10/01/2006	12/29/2006	23.54	16.2	21.36

01/01/2007	03/30/2007	28.84	19.49	26.66
04/01/2007	06/29/2007	41	26.44	39.02
07/01/2007	09/28/2007	54.83	32.5	53.52
10/01/2007	12/31/2007	97.6	48.72	94.34

01/01/2008	03/31/2008	119.78	71	102.6
04/01/2008	06/30/2008	163.25	95	144.7
07/01/2008	09/25/2008	146.92	76.77	84.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	27.1	23.82	24.17
04/01/2005	06/30/2005	26.09	23.94	24.84
07/01/2005	09/30/2005	27.94	24.5	25.73
10/01/2005	12/30/2005	28.25	24.25	26.15

01/01/2006	03/31/2006	28.38	26.1	27.21
04/01/2006	06/30/2006	27.941	21.4599	23.3
07/01/2006	09/29/2006	27.52	22.23	27.35
10/01/2006	12/29/2006	30.26	27.15	29.86

01/01/2007	03/30/2007	31.48	26.6	27.87
04/01/2007	06/29/2007	31.16	27.56	29.47
07/01/2007	09/28/2007	31.84	27.51	29.46
10/01/2007	12/31/2007	37.5	29.29	35.6

01/01/2008	03/31/2008	35.96	26.87	28.38
04/01/2008	06/30/2008	32.1	27.11	27.51
07/01/2008	09/25/2008	28.5	23.5	26.61

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	27.88	20.0933	25.4733
04/01/2005	06/30/2005	28.1833	20.6233	24.5967
07/01/2005	09/30/2005	27.4967	22.3733	22.7667
10/01/2005	12/30/2005	23.15	17	22.0033

01/01/2006	03/31/2006	30.1767	20.95	28.2933
04/01/2006	06/30/2006	29.37	20.3433	23.2567
07/01/2006	09/29/2006	34.8333	20.7067	34.2167
10/01/2006	12/29/2006	47.5533	32.9167	42.5933

01/01/2007	03/30/2007	49.0167	39.9167	45.4967
04/01/2007	06/29/2007	66.86	42.9333	66.6633
07/01/2007	09/28/2007	100.98	61.54	98.55
10/01/2007	12/31/2007	137.01	95.02	113.4

01/01/2008	03/31/2008	118.35	80.2	112.23
04/01/2008	06/30/2008	148.13	111.9	116.9
07/01/2008	09/25/2008	135	88.0101	97.53

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

01/01/2005	03/31/2005	31.375	29.075	29.9
04/01/2005	06/30/2005	31.11	28.885	30.79
07/01/2005	09/30/2005	31.435	29	29.285
10/01/2005	12/30/2005	32.35	28.81	31.415

01/01/2006	03/31/2006	32.755	30.31	31.935
04/01/2006	06/30/2006	34.855	31.9	33.54
07/01/2006	09/29/2006	36.89	33.355	36.18
10/01/2006	12/29/2006	36.99	34.9	35.56

01/01/2007	03/30/2007	36.64	33.01	34.43
04/01/2007	06/29/2007	36.49	33.93	35.17
07/01/2007	09/28/2007	37.99	32.66	35.62
10/01/2007	12/31/2007	37.78	29.29	30.19

01/01/2008	03/31/2008	34.56	24.38	29.1
04/01/2008	06/30/2008	32.4	23.46	23.75
07/01/2008	09/25/2008	44.675	20.46	34.12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about September 30, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein.  This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the “Act”) to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm’s length for the purposes of the Act with the Non-Resident Holder at the time of such payment.

Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to “General Terms of the Reverse Convertible Notes—Anti-dilution Adjustments” beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter.  This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

$2,779,000

Royal Bank of Canada

Senior Global Medium-Term Notes, Series C

Reverse Convertible Notes

September 25, 2008